Exhibit 21

The Gap, Inc.

Subsidiary List as of January 29, 2011

Athleta (ITM) Inc.	California
Athleta LLC	Delaware
Athleta, Inc.	Delaware
Banana Republic (Apparel), LLC	California
Banana Republic (ITM) Inc.	California
Banana Republic (Japan) Y.K.	Japan
Banana Republic, LLC	Delaware
Direct Consumer Services, LLC	California
F&T Services LLC	Delaware
Forth & Towne (Apparel) LLC	California
Forth & Towne (Japan) Y.K.	Tokyo, Japan
Forth & Towne (ITM) Inc.	California
Forth & Towne LLC	Delaware
Gap (Apparel), LLC	California
Gap (Beijing) Commercial Co., Ltd.	Beijing, China
Gap (Canada) Inc.	Canada
Gap (France) S.A.S.	Paris, France
Gap (Italy) Srl.	Milan, Italy
Gap (ITM) Inc.	California
Gap (Japan) K.K.	Tokyo, Japan
Gap (Netherlands) B.V.	Amsterdam, The Netherlands
Gap (Puerto Rico), Inc.	Puerto Rico
Gap (RHC) B.V.	Amsterdam, The Netherlands
Gap (Shanghai) Commercial Co., Ltd.	Shanghai, China
Gap (UK Holdings) Limited	England and Wales
Gap Europe Holdings B.V.	Amsterdam, The Netherlands
Gap Europe Limited	England and Wales
Gap International B.V.	Amsterdam, The Netherlands
Gap International Sales, Inc.	Delaware
Gap International Sourcing (Americas) LLC	California
Gap International Sourcing (California), Inc.	California
Gap International Sourcing (Holdings) Limited	Hong Kong
Gap International Sourcing (Honduras) S.A. de C.V.	Honduras
Gap International Sourcing (India) Private Limited	New Delhi, India
Gap International Sourcing (JV), LLC	California
Gap International Sourcing (Mexico) S.A. de C.V.	Mexico
Gap International Sourcing (Thailand) Limited	Thailand
Gap International Sourcing (U.S.A.) Inc.	California
Gap International Sourcing FZE	Free Zone, United Arab Emirates
Gap International Sourcing Limited	Hong Kong
Gap International Sourcing Pte. Ltd.	Singapore
Gap International Sourcing, Inc.	California
Gap Limited	Hong Kong
Gap Services, Inc.	California
Gap Stores (Ireland) Limited	Dublin, Ireland
Goldhawk B.V.	Amsterdam, The Netherlands
GPS (Bermuda) Insurance Services Limited	Bermuda
GPS (Great Britain) Limited	England and Wales
GPS Consumer Direct, Inc.	California
GPS Corporate Facilities, Inc.	California
GPS Distribution Facilities, LLC	California

GPS Park Restaurant, Inc.	California
GPS Real Estate, Inc.	California
GPS Services, Inc.	California
GPS Sourcing (South Africa) (Proprietary) Limited	Durban, South Africa
GPS Strategic Alliances LLC	Delaware
GPSDC (New York) Inc.	Delaware
GPSV LLC	Delaware
Old Navy (Apparel), LLC	California
Old Navy (Canada) Inc.	Canada
Old Navy (ITM) Inc.	California
Old Navy (Japan) Y.K.	Japan
Old Navy, LLC	Delaware
Piperlime (Japan) G.K.	Tokyo, Japan
WCB Twenty-Eight Limited Partnership	Delaware